TUMBLEWEED COMMUNICATIONS
REPORTS FINANCIAL RESULTS FOR SECOND-QUARTER 2008

12% Revenue Growth; Non-GAAP Net Income, GAAP Loss Narrows

REDWOOD CITY, Calif.—August 4, 2008—Tumbleweed® Communications Corp. (Nasdaq: TMWD), an industry leader in managed file transfer, email security, and identity validation, today reported financial results for the second quarter ended June 30, 2008, including revenue growth, positive cash flow, and continued expansion of contribution from channel partners.

Revenue for the quarter rose 12 percent to $15.8 million from $14.1 million in second-quarter 2007. Non-GAAP net income for the quarter was $825,000, or $0.02 per share, compared to a non-GAAP net loss of $1.2 million, or $(0.02) per share, for the second quarter of 2007. Non-GAAP results for second-quarter 2008 exclude $3.2 million of expenses consisting of $1.3 million in stock-based compensation and $1.9 million in acquisition-related expenses. Non-GAAP results for the second-quarter of 2007 exclude a total of $1.5 million in expenses for stock-based compensation and the amortization of intangible assets. On a GAAP basis, the net loss for the quarter narrowed to $2.4 million, or $(0.05) per share, from a net loss of $2.7 million, or $(0.05) per share, for the second quarter of 2007. A reconciliation of GAAP and non-GAAP results is presented in the tables below. Due to positive cash flow for the quarter, cash and cash equivalents increased by $700,000 to $29.2 million at June 30, 2008, from $28.5 million on March 31, 2008; and increased by $2.9 million from $26.3 million on December 31, 2007.

Product revenue for the quarter was 15 percent higher at $5.9 million, compared to $5.1 million in second-quarter 2007. Service revenue for the quarter increased to $8.6 million from $8.0 million in second-quarter 2007. Revenue from intellectual property also increased to $1.2 million, compared to $1.0 million in the second quarter of 2007.

Second-Quarter Highlights
●	Channel partners delivered 77% of the company’s non-renewal commercial bookings for the second quarter of 2008, compared to 37% for the second quarter of 2007.
●	Tumbleweed was positioned in the Leaders Quadrant of the newly released “Gartner Magic Quadrant for Managed File Transfer.”
●
The U.S. Patent and Trademark Office granted Tumbleweed two patents: U.S. Patent No. 7,380,274, titled "Email Firewall," which describes the enforcement of multiple administrator-selected policies to email traffic entering or leaving an organization, and U.S. Patent No. 7,389,413, titled "Method & System for Filtering Communication," which describes the management of email traffic by comparing attributes of messages to a spam database.

●	Secure Messenger™ received a 5-star rating in Secure Computing Magazine's Email Security Group Test.
●	MailGate® received a "Recommended" rating in addition to its 5-star rating in Secure Computing Magazine’s Email Content Management Group Test.
●
Announced the release of MailGate 3.6, the latest version of the Company’s award-winning email security product that adds a number of compelling capabilities for government agencies and regulated industries.

●	Shipped the FTP Analyzer™ - a tool which enables enterprises to monitor File Transfer Protocol (FTP) traffic and identify misuse and unsecured exchanges.

Non-GAAP Information
The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and comparing Tumbleweed’s performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Tumbleweed
Tumbleweed Communications Corp. (NASDAQ:TMWD), an industry leader in managed file transfer, email security and identity validation, provides enterprise-class solutions to organizations of all sizes. Tumbleweed’s innovative products enable organizations to effectively manage and protect business-critical Internet communications, with capabilities that span secure file transfer, encryption, data loss prevention, and email security. Tumbleweed has approximately 3,500 customers worldwide, including blue-chip companies across an array of industries such as Technology, Retail, Finance, Healthcare, Manufacturing, Consumer Packaged Goods, Telecom, Energy, and the U.S. Government. The world’s most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on 15 years of R&D and 31 security patents in the U.S. alone – many of which are licensed by other security vendors. More information can be found at www.tumbleweed.com.

Tumbleweed, Secure Messenger, MailGate and FTP Analyzer are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

Contact:
Tumbleweed Communications Corp.
Mat Clawson, 949-474-4300 (Investor Relations)
matt@allencaron.com
or
SHIFT Communications
Dan Gould, 415-591-8428 (Media Relations)
dgould@shiftcomm.com
[Financial tables next pages]

Tumbleweed Communications Corp.
Condensed Consolidated Balance Sheets
June 30, 2008
(in 000s)

	6/30/2008	12/31/2007
ASSETS	(unaudited)	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$29,186	$26,299
Accounts receivable, net	9,558	13,074
Other current assets	2,588	1,733

TOTAL CURRENT ASSETS	41,332	41,106

Goodwill	48,074	48,074
Intangible assets, net	-	233
Property and equipment, net	1,891	2,038
Other assets	442	385

TOTAL ASSETS	$91,739	$91,836

LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts payable	$126	$820
Accrued liabilities	8,764	6,795
Deferred revenue	21,414	20,996

TOTAL CURRENT LIABILITIES	30,304	28,611

LONG TERM LIABILITIES
Deferred revenue, excluding current portion	4,496	5,401
Other long term liabilities	14	13

TOTAL LONG TERM LIABILITIES	4,510	5,414

TOTAL LIABILITIES	34,814	34,025

STOCKHOLDERS' EQUITY
Common stock	52	52
Additional paid-in capital	367,697	365,155
Treasury stock	(796)	(796)
Accumulated other comprehensive income	190	94
Accumulated deficit	(310,218)	(306,694)

TOTAL STOCKHOLDERS' EQUITY	56,925	57,811

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$91,739	$91,836

Tumbleweed Communications Corp.
Condensed Consolidated Statements of Operations
June 30, 2008
(in 000s, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2008	2007	2008	2007
REVENUES
Product revenue	$5,892	$5,121	$10,890	$11,018
Service revenue	8,640	7,973	16,852	16,995
Intellectual property revenue	1,226	1,036	3,276	1,132

NET REVENUE	15,758	14,130	31,018	29,145

COST OF REVENUE
Cost of product revenue (1)	1,627	1,307	2,997	3,063
Provision for excess inventory	-	-	-	164
Cost of service revenue (1)	1,578	1,929	3,324	3,828
Amortization of intangible assets	-	234	201	468

GROSS PROFIT	12,553	10,660	24,496	21,622

OPERATING EXPENSES
Research and development (1)	4,068	3,859	7,925	7,755
Sales and marketing (1)	6,470	7,311	13,065	13,928
General and administrative (1)	2,655	2,516	5,448	5,003
Amortization of intangible assets	-	44	32	227
Merger and Acquisition costs	1,903	-	1,903	-

TOTAL OPERATING EXPENSES	15,096	13,730	28,373	26,913

OPERATING LOSS	(2,543)	(3,070)	(3,877)	(5,291)
Other income, net	170	381	394	720

NET LOSS BEFORE TAXES	(2,373)	(2,689)	(3,483)	(4,571)
Provision for income taxes	16	21	41	34

NET LOSS	$(2,389)	$(2,710)	$(3,524)	$(4,605)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.05)	$(0.05)	$(0.07)	$(0.09)

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS	$(2,389)	$(2,710)	$(3,524)	$(4,605)
Stock-based compensation expense	1,311	1,190	2,657	2,300
Amortization of intangible assets	-	278	233	695
Merger and Acquisition costs	1,903	-	1,903	-
NON-GAAP NET INCOME (LOSS)	$825	$(1,242)	$1,269	$(1,610)

NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	$0.02	$(0.02)	$0.02	$(0.03)
NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	$0.02	$(0.02)	$0.02	$(0.03)
WEIGHTED AVERAGE SHARES:
BASIC	51,272	51,052	51,211	50,947
DILUTED	53,005	51,052	52,569	50,947

(1) Stock-based compensation expense is classified as follows:

Cost of service revenue	45	39	82	65
Research and development	300	257	574	560
Sales and marketing	288	319	688	539
General and administrative	678	575	1,313	1,136
	$1,311	$1,190	$2,657	$2,300